Exhibit 99.1

200 Holleder Parkway, Rochester, New York 14615

CONTACT:	Investors and Media: Felix Veksler
Senior Director, Investor Relations
ir@monro.com

FOR IMMEDIATE RELEASE

Monro Announces Agreement to Eliminate Class C Preferred Stock

Planned Recapitalization Simplifies Equity Capital Structure and Improves Corporate Governance

Reflects Outcome of Active Dialogue with Shareholders and Extensive Assessment of Recapitalization Options

Company Announces Plan to Declassify Board

ROCHESTER, N.Y. – May 18, 2023 – Monro, Inc. (Nasdaq: MNRO) (“Monro” or the “Company”), a leading provider of automotive undercar repair and tire services, today announced it has entered into an agreement with the holders (the “Class C Holders”) of its Class C Convertible Preferred Stock (the “Class C Preferred Stock”) under which the Class C Preferred Stock will be eliminated (the “agreement”), subject to receipt of shareholder approval. The agreement has been approved by Monro’s Board of Directors, which will recommend that shareholders approve certain amendments to the Company’s Certificate of Incorporation to effectuate the agreement at Monro’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”), expected to be held on August 15, 2023.

Under the terms of the agreement, in exchange for agreeing that there will be an automatic conversion of any outstanding shares of Class C Preferred Stock that remain outstanding by no later than the third anniversary of the Annual Meeting, the conversion rate of the Class C Preferred Stock to Monro common stock will be adjusted so that each share of Class C Preferred Stock will convert into 61.275 shares of common stock, an increase from the current conversion rate of 23.389 shares of common stock for each share of Class C Preferred Stock under the Company’s Certificate of Incorporation. The adjusted conversion rate represents a premium of approximately $36.6 million, based on Monro’s closing stock price on May 12, 2023, the date of the agreement. Assuming all Class C Preferred Stock were converted on the date of the agreement at the adjusted conversion rate, the value of the additional number of shares of common stock that the Class C Holders would receive represents approximately 2.3% of the Company’s total equity value.

Monro’s Board of Directors appointed a Special Committee to evaluate and negotiate a recapitalization of the Class C Preferred Stock, composed of five independent and disinterested directors. Following careful deliberation and negotiations with the Class C Holders, the Special Committee, with the support of independent financial and legal advisors, unanimously recommended that the Board approve the agreement. The Duff & Phelps Opinions Practice of Kroll, LLC provided a fairness opinion to the Special Committee in connection with the execution of the agreement.

“We welcome the perspectives of Monro shareholders and appreciate the active dialogue we have had with them regarding their desire for the Board to pursue options for a recapitalization,” said Robert E. Mellor, Chair of the Special Committee. “We believe this agreement will resolve the complexity presented by the Company’s legacy equity capital structure and is in the best interests of the unaffiliated Monro shareholders. We are confident this step will make Monro a more attractive investment opportunity, simplify the Company’s capital structure, and enhance our corporate governance by placing all shareholders on an equal footing.”

The agreement implements the automatic conversion by inclusion of a sunset period of approximately three years (the “sunset period”), after which the Company’s dual-class veto-vote share structure, which has been in place since 1984, will be eliminated, if the recapitalization is approved by shareholders and the Class C Holders have not previously converted their shares of Class C Preferred Stock. The sunset period will run until the earliest of the third anniversary of the date of the 2023 Annual Meeting, the first business day immediately prior to the record date established for the determination of the shareholders of the Company entitled to vote at Monro’s 2026 Annual Meeting of Shareholders and the date on which the Class C Holders, in the aggregate, cease to beneficially own at least 50% of all shares of the Class C Preferred Stock issued and outstanding as of the date of the agreement. At the end of the sunset period, all shares of Class C Preferred Stock that remain outstanding will be automatically converted into shares of Monro common stock at the adjusted conversion rate. Under the current structure, at least 60% of the shares of Class C Preferred Stock must vote as a separate class or unanimously consent to effect or validate any action taken by the common shareholders, meaning the Class C Holders could effectively veto any matter approved by Monro’s common shareholders. If the recapitalization is approved, the sunset period will start following approval by Monro’s shareholders at the Annual Meeting. During the sunset period, the Class C Holders will have the right to appoint one member of the Board. This designee will be Peter J. Solomon, a current director, so this right will not expand the size of the Board.

The recapitalization is subject to approval by holders of a majority of the outstanding shares of common stock unaffiliated with the Class C Holders and holders of a majority of the outstanding shares of Class C Preferred Stock. Under the terms of the agreement, the Class C Holders have agreed to vote to approve the recapitalization at the Annual Meeting.

Board Declassification Plan

The Company also announced today that the Board has unanimously approved an amendment to its Certificate of Incorporation and will recommend that the Company’s shareholders approve this amendment to declassify the Board, which is currently divided into two classes, with one class elected each year and each class serving two-year terms. Under its new structure, the Board would consist of only one class of directors, all of whom will serve one-year terms.

Mellor added, “We continue to assess potential actions to improve Monro’s governance, including adding director candidates to the Board who complement the skillsets and experience currently represented.”

The amendment to the Company’s Certificate of Incorporation to declassify the Board is subject to approval by at least two-thirds of the outstanding shares of common stock and at least 60% of the outstanding shares of Class C Preferred Stock. The Class C Holders are expected to vote to approve the declassification amendment at the Annual Meeting.

A complete description of the agreement and the declassification of the Board will be filed on Form 8-K with the Securities and Exchange Commission and included in the proxy statement for the Annual Meeting.

About Monro, Inc.

Monro, Inc. (NASDAQ: MNRO) is one of the nation’s leading automotive service and tire providers, delivering best-in-class auto care to communities across the country, from oil changes, tires and parts installation, to the most complex vehicle repairs. With a growing market share and a focus on sustainable growth, the Company generated approximately $1.3 billion in sales in fiscal 2023 and continues to expand its national presence through strategic acquisitions and the opening of newly constructed stores. Across approximately 1,300 stores and 9,000 service bays nationwide, Monro brings customers the professionalism and high-quality service they expect from a national retailer, with the convenience and trust of a neighborhood garage. Monro’s highly trained teammates and certified technicians bring together hands-on experience and state-of-the-art technology to diagnose and address automotive needs every day to get customers back on the road safely. For more information, please visit corporate.monro.com.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release that are not historical facts may contain statements of future expectations and other forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as “expect,” “estimate,” “guidance,” “outlook,” “plan,” “strategy,” “anticipate,” “believe,” “could,” “may,” “might,” “will,” “intend,” and other similar words or phrases. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed. These forward-looking statements include, but are not limited to, statements relating to the proposed recapitalization, board declassification and related amendments to the Company’s Certificate of Incorporation, including the anticipated benefits thereof; the timing for completion of the recapitalization and the board declassification; the anticipated timing for the Annual Meeting; and other factors set forth elsewhere herein and in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K for the fiscal year ended March 26, 2022.

Although we believe that the forward-looking statements in this news release are based on information and assumptions that are current, reasonable and complete, these statements are by their nature subject to a number of factors that could cause actual results to differ materially from management’s expectations and plans as set forth in such forward-looking statements, including, without limitation, the following factors, many of which are beyond our control and the effects of which can be difficult to predict: the possibility that the recapitalization and/or board declassification not be completed on the terms and conditions, or on the timing, currently contemplated, and that the recapitalization and/or board declassification may not be completed at all, due to a failure to obtain or satisfy, in a timely manner or otherwise, required shareholder approvals and other conditions necessary to complete the recapitalization and/or board declassification or for other reasons; and other risks inherent to our business and/or factors beyond Monro’s control which could have a material adverse effect on Monro or the ability to consummate the recapitalization and/or the board declassification. Except as required by law, the Company does not undertake and specifically disclaims any obligation to update any forward-looking statement to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

IMPORTANT INFORMATION

Monro intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2023 Annual Meeting of Shareholders. Any definitive proxy statement will be made available to Monro’s shareholders. MONRO’S SHAREHOLDERS ARE URGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These and other SEC filings made by Monro may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of Monro’s website at corporate.monro.com. In addition, investors and security holders will be able to obtain free copies of these documents from Monro by directing a request to Investor Relations, 200 Holleder Parkway, Rochester, NY 14615.

PARTICIPANTS IN THE SOLICITATION

The directors and executive officers of Monro and other persons may be considered participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding Monro’s directors and executive officers is available in Monro’s most recent proxy statement, dated July 7, 2022, for the Annual Meeting of Shareholders held on August 16, 2022, which was filed with the SEC on July 7, 2022, and Monro’s other filings with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the proxy statement when it becomes available.

Source: Monro, Inc.

MNRO-Corp